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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  May 15, 2003
                                 ---------------
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Utah                   000-32847                 87-0433444
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)          File Number)            Identification No.)

                        44352 Old Warm Springs Boulevard
                      ------------------------------------
                    (Address of principal executive offices)


                                 (510) 824-1200
                                  -------------
              (Registrant's telephone number, including area code)


             1855 Norman Avenue, Santa Clara, California 95054-2029
             ------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events

         Effective May 12, 2003 , Titan PCB East, Inc. ("Titan East"), a Delaware corporation and subsidiary of Ventures-National Incorporated, dba Titan General Holdings, Inc. (the "Registrant") entered into a Loan and Security Agreement dated May 12, 2003 ("the Loan Agreement") with Equinox Business Credit Corp for the provision of a revolving credit advance of up to a maximum amount of $1,200,000 (the "Revolving Credit Facility").

         The Revolving Credit Facility incurs interest at a rate equal to the greater of eight and one half percent or the sum of the Prime Rate plus three and one half percent, computed on the basis of actual days elapsed in a year of 360 days . The Revolving Credit Facility is secured by all of the property and assets of Titan East and Titan East may not sell any of the security other than sale of inventory in the ordinary course of business. The Loan Agreement has a term of three years, automatically extended for successive periods of two (2) years each. The amount available under the Revolving Credit Facility may borrowed, repaid and reborrowed during the term and are to be repaid at the end of the term. Prepayment is permitted with an applicable prepayment fee of between one and three percent of the maximum amount available under the Revolving Credit Facility, depending upon the year in which the prepayment is made.

         Among other things, the Loan Agreement provides that Titan East may not change (i) its name as it appears in the official filings in the state of its incorporation, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation, (iv) its state of incorporation or (v) amend its certificate of incorporation, by-laws or other organizational document. Titan East may not (i) incur any indebtedness (subject to a number of exceptions specified in the Loan Agreement (ii) cancel any debt; (iii) become liable for obligations of any other person; (iv) declare any dividend or distribution or apply any of its assets to the purchase or other retirement of any of its stock; (v) purchase any securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, including any partnership or joint venture(vi) create any new subsidiary; vi) prepay any indebtedness (other than indebtedness under the Revolving Credit Facility);
(viii) enter into any merger, consolidation or other reorganization or acquire all or a portion of the assets or stock of any person; (ix) materially change the nature of its business; (x) change its fiscal year or make any changes in accounting; (xi) enter into any transaction with any employee, director or affiliate, except in the ordinary course on arms-length terms; (xii) bill accounts under any other name; (xiii) redeem or make any payment or distribution with respect to subordinated debt except to the extent permitted pursuant to a applicable Subordination Agreement; or (xiv) change or modify the terms of any subordinated debt.

         In order to effect this transaction Titan East entered into Amendment Number 1 dated as of May 5, 2003, to the Security Agreement dated as of February 27, 2003, between Titan East and Personal Resources Management, Inc., as Collateral Agent, to release the assets of Titan East from a lien previously held by Personal Resources as security for 24% Secured Promissory Notes (the "Notes") and an Assignment and Assumption Agreement dated May 5, 2003 between Titan East and Titan EMS, Inc., a Delaware corporation ("Titan West") and subsidiary of the Registrant, whereby the obligations under the Note was assigned to, and assumed by, Titan West.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits.

10.1 Mortgagee's Waiver and Consent dated as of May 12 2003, by and among Eastern Bank, Titan PCB East, Inc., and Equinox Business Credit Corp;(1)

10.2 Loan and Security Agreement dated as of May 12, 2003 by and between Equinox Business Credit Corp., a New Jersey corporation ("Lender") and Titan PCB East, Inc.;(1)

10.3 Promissory Note between Titan PCB East, Inc., and Equinox Business Credit Corp;(1)

10.4     Guarantee of Validity of Collateral, dated as of May 12, 2003 by Robert
         E. Ciri, in favor of Equinox Business Credit Corp.(1)

10.5 Letter dated as of May 12, 2003 between Equinox Business Credit Corp and Titan PCB East, Inc.(1)

10.6 Subordination Agreement dated as of May 12, 2003 among Equinox Business Credit Corp., Ventures-National Incorporated and Titan PCB East, Inc.(1)

10.7 Amendment Number 1 dated as of May 5, 2003, to the Security Agreement dated as of February 27, 2003, between Titan PCB East, Inc., and Personal Resources Management, Inc., as Collateral Agent;(1)

10.8 Assignment and Assumption Agreement, dated as of May 5, 2003 by and among, among Titan PCB East, Inc., Titan EMS, Inc., and Personal Resources Management, Inc. as Collateral Agent.(1)

(1) To be filed by amendment.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 15, 2003

                                                VENTURES-NATIONAL INCORPORATED



                                               By: /s/ Robert E. Ciri
                                               ---------------------------------
                                               Name: Robert E. Ciri
                                               Title: Chairman